UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 8, 2006
MACQUARIE INFRASTRUCTURE COMPANY TRUST
(Exact name of registrant as specified in its charter)

Delaware	001-32385	20-6196808

(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact name of registrant as specified in its charter)

Delaware	001-32384	43-2052503

(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

125 West 55th Street, New York, New York	10019

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 231-1000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(b) (c) On November 8, 2006, Macquarie Infrastructure Company LLC (“MIC”) appointed Francis T. Joyce as Chief Financial Officer of MIC. Mr. Joyce holds the position of Division Director of Macquarie Holdings (USA) Inc. (“Macquarie”), the Manager of MIC, and has been seconded by Macquarie to be the Chief Financial Officer of MIC pursuant to the terms of a management services agreement. Mr. Joyce replaces MIC’s Chief Executive Officer, Peter Stokes, solely in his capacity as Interim Chief Financial Officer. At that time, MIC also extended the appointment of Todd Weintraub as Principal Accounting Officer. For further information regarding Mr. Joyce and the terms of his employment, please see MIC’s current report on Form 8-K filed with the Securities and Exchange Commission on August 21, 2006.
Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.
The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition” and Item 7.01, “Regulation FD Disclosure.”
On November 9, 2006, MIC issued a press release relating to its third quarter 2006 earnings and an additional press release relating to its declaration of a quarterly distribution to shareholders. Copies of these press releases are attached hereto as Exhibit 99.1 and 99.2, respectively and hereby incorporated by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
99.1	Press release relating to third quarter financial performance
99.2	Press release relating to dividend declaration

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY TRUST

Date November 9, 2006	By:	/s/ Peter Stokes

	Name:	Peter Stokes
	Title:	Regular Trustee

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC

Date November 9, 2006	By:	/s/ Peter Stokes

	Name:	Peter Stokes
	Title:	Chief Executive Officer